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                                                                   EXHIBIT 10.12

                                  SYBASE, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

              Amended and Restated Effective as of December 5, 2003

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                                                                   EXHIBIT 10.12

                SYBASE, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

                (AS ADOPTED BY THE BOARD OF DIRECTORS ON 2/4/03)

                                    ARTICLE 1

                                  INTRODUCTION

         1.1 ESTABLISHMENT OF PLAN. Sybase, Inc. established the Sybase, Inc. Executive Deferred Compensation Plan ("Plan") effective as of January 1, 1994. Sybase amended and restated the Plan effective as of January 1, 1995, January 1, 1997, May 1, 1998, January 1, 2002, and January 1, 2003. Sybase hereby again amends and restates this Plan effective as of December 5, 2003.

         1.2 PURPOSE OF PLAN. Sybase has established this Plan to provide select executives and non-employee members of its Board of Directors with the opportunity to defer the receipt of compensation. Sybase intends to maintain the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1). The Plan shall be interpreted in a manner that comports with these intentions.

                                    ARTICLE 2

                                   DEFINITIONS

         2.1 DEFINITIONS are contained in this article and throughout other sections of the Plan. The location of a definition is for convenience only and should not be given any significance. A word or term defined in this article (or in any other article) will have the same meaning throughout the Plan unless the context clearly requires a different meaning.

         2.2 BENEFICIARY means the individual(s) or entity designated by a Participant to receive any benefit payable upon the death of a Participant.

                  A Beneficiary designation must be signed by the Participant and delivered to the Committee on such form as specified by the Committee. In the absence of a valid or effective Beneficiary designation, the Beneficiary shall be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.

         2.3      BOARD means the Board of Directors of Sybase, Inc.

         2.4 CHANGE OF CONTROL means the occurrence of any of the following events:

                  (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of

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securities of Sybase representing fifty percent (50%) or more of the total voting power represented by Sybase's then outstanding voting securities whether by tender offer, or otherwise; or

                  (b) A change in the composition of the Board, as a result of which less than a majority of the Board are Incumbent Board Members. "Incumbent Board Members " shall mean members of the Board who either (i) are members of the Board as of the date immediately preceding the date of change, or
(ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Board Members at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Sybase Board members ); or

                  (c) The consummation of (i) a merger or consolidation of Sybase with any other corporation, other than a merger or consolidation which would result in the voting securities of Sybase outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Sybase or such surviving entity outstanding immediately after such merger or consolidation, (ii) the liquidation of Sybase, or (iii) the sale or disposition by Sybase of all or substantially all of Sybase's assets.

         2.5 CODE means the Internal Revenue Code of 1986, as amended from time to time.

         2.6 COMMITTEE means the committee appointed by Sybase to administer the Plan in accordance with Article 7.

         2.7 COMPENSATION means either Director Compensation or Employee Compensation, as applicable.

         2.8 DIRECTOR means a non-employee member of the Sybase Board who is eligible to defer compensation to an Elective Contribution Account under
Article 3 for a Plan Year. A Director's eligibility to participate in the Plan for a Plan Year does not guarantee continued eligibility to participate in any future Plan Year.

         2.9 DIRECTOR COMPENSATION means a Director's annual retainer (including annual retainers for committee chairmanship or lead outside directorship) and attendance fees for Board and committee meetings during a Plan Year, and excludes all other amounts including without limitation: the proceeds from the exercise of stock options or stock appreciation rights, reimbursement for out-of-pocket travel expenses, or other amounts included in a Director's taxable income that are not compensation for services to Sybase. Director Compensation may be deferred to an Elective Contribution Account, but no portion of such Director Compensation may be deferred to an Employer Contribution Account

         2.10 DIRECTOR RETIREMENT means termination of service on the Board for any reason.

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         2.11     DISABILITY means any physical or mental condition arising from an illness, pregnancy or injury which renders a Participant incapable of performing the material duties of his or her regular occupation or any reasonably related occupation, as defined in the Sybase, Inc. Long Term Disability Insurance Plan. An Employee will not be considered to have sustained a Disability if he or she is performing work of any kind for compensation from Sybase or any Subsidiary, unless such work is done with the prior approval of the Committee.

         2.12 ELECTIVE CONTRIBUTION ACCOUNT means a bookkeeping account established for and maintained on behalf of a Participant to which the Participant's elective and "catch-up" contributions under Article 3, and any earnings thereon, are credited, as applicable.

         2.13 ELIGIBLE EMPLOYEE means a regular employee of an Employer identified by the Committee, who is eligible (a) to defer compensation under
Article 3 of the Plan for a Plan Year, and/or (b) for a discretionary employer contribution under Article 4 of the Plan. The group of Eligible Employees for any Plan Year will be limited to, and may be more restrictive than, the group of employees who are members of a select group of management or highly compensated employees (within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1)). An employee's eligibility to participate in the Plan for a Plan Year does not guarantee continued eligibility to participate in any future Plan Year. In the event that an Eligible Employee transfers employment from one Employer to another, his or her ability to continue to defer Compensation under Article 3 or to be eligible for a discretionary employer contribution under Article 4 shall be governed by such rules and procedures as established by the Committee in its sole discretion.

         2.14     ELIGIBLE PERSON means a Director or an Eligible Employee.

         2.15 EMPLOYEE COMPENSATION means an Eligible Employee's base salary, incentive bonuses (including any extraordinary lump sum payments) and commission payments for a Plan Year, and excludes any other form of compensation, including without limitation: extraordinary payments, such as payroll advances, the proceeds from the exercise of stock options or stock appreciation rights, severance payments following a formal termination of employment, moving expenses, car or other special allowances, or other amounts included in an Eligible Employee's taxable income that are not compensation for employment services. An Eligible Employee's Compensation shall be determined before taking into account any reduction in taxable income by salary deferral contribution under Code Sections 125 or 401(k), or under this Plan.

         2.16 EMPLOYEE RETIREMENT means termination of employment with Sybase and all other Employers on or after age 50 or as a result of Disability.

         2.17     EMPLOYER means Sybase or any Subsidiary.

         2.18 EMPLOYER CONTRIBUTION ACCOUNT means a bookkeeping account established for and maintained on behalf of an Eligible Employee to which discretionary

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employer contributions are made under Article 4, and any earnings thereon, are credited.

         2.19 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         2.20 HARDSHIP means an unforeseeable and unanticipated emergency which is caused by an event beyond the control of the Participant or Beneficiary, and which would result in severe financial hardship to the Participant or Beneficiary if a revocation of a deferral election, or a distribution (as the case may be), were not permitted. Hardship conditions will be evaluated in accordance with the terms of Code Section 1.457-2(h)(4). The Committee shall have the sole discretion to determine whether a Hardship condition exists.

         2.21 INSOLVENT means (a) the inability to pay debts as they become due, or (b) being subject to a pending proceeding as a debtor under the U.S. Bankruptcy Code.

         2.22 INVESTMENT FUNDS OR FUNDS mean the investment funds designated by the Committee as the basis for determining the hypothetical investment return to be credited in accordance with Article 5.5 to Participant contributions made under Article 3 and vested discretionary employer contributions made under
Article 4, as applicable. Initially, the Investment Funds shall mirror the available investment funds under the Sybase, Inc. 401(k) Plan. Thereafter, the Committee may change the Investment Funds at such times as it deems appropriate.

         2.23 PARTICIPANT means either (a) a current or former Eligible Employee who has been designated by the Committee as eligible to participate in the Plan and who has an Elective Contribution Account balance and/or Employer Contribution Account balance, or (b) a current or former Director who has an Elective Contribution Account balance.

         2.24 PLAN means the Sybase, Inc. Executive Deferred Compensation Plan, as set forth in this document, and as amended from time to time.

         2.25     PLAN YEAR means the calendar year.

         2.26     RETIREMENT means either Director Retirement or Employee
Retirement.

         2.27 SUBSIDIARY means any corporation (other than Sybase) in which Sybase or a Subsidiary owns directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock.

         2.28 SYBASE means Sybase, Inc., a Delaware corporation, or its successor.

         2.29 TIER A elections shall apply to the base salary portion of Employee Compensation, including base salary continuation payments made while an employee is absent from work, and shall not include any portion of incentive bonus or commission payments or other extraordinary portions of Employee Compensation.

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         2.30     TIER B elections shall apply to the incentive bonus and
commission portions of Employee Compensation contributed to an Eligible Employee's Employer Contribution Account, and shall not include any portion of an Eligible Employee's base salary.

         2.31     TIER C elections shall apply to Director Compensation only.

         2.32 VALUATION DATE means the date on which the Investment Funds are valued and the Elective Contribution Account and/or Employer Contribution Account of each Participant (or the Participant's Beneficiary) are adjusted. The Committee shall determine the Valuation Date and such date shall be at least once every calendar year.

                                    ARTICLE 3

                             ELECTIVE CONTRIBUTIONS

         3.1 PARTICIPATION. Subject to the terms of Section 3.3, an Eligible Person may elect to defer the receipt of a portion of his or her Employee Compensation or Director Compensation, as applicable, by completing a deferred compensation agreement on such form and in such manner as prescribed by the Committee.

                  (a) ELIGIBLE EMPLOYEES. An Eligible Employee may elect to defer Employee Compensation in accordance with this Section 3.1(a) under one or both of two tiers, as follows:

                           (i)      TIER A. An Eligible Employee may elect to
defer a percentage of his or her base salary so that, when added to the Eligible Employee's 401(k) and "catch-up" elections under the Sybase, Inc. 401(k) Plan, the total percentage of base salary deferred under both plans does not exceed seventy-five percent (75%). The deferral elections made under this Subsection 3.1(a)(i) must be made in whole percentages. Under a Tier A election, an Eligible Employee's election to defer base salary under this Plan automatically begins when an Eligible Employee reaches the Code Section 402(g) limit and, if applicable, the Code Section 414(v) limit (as periodically indexed for inflation), or is otherwise limited because of the Code limitations from making pre-tax salary deferrals under the Sybase, Inc. 401(k) Plan.

                           (ii)     TIER B. In addition to, or in lieu of, a
Tier A election, an Eligible Employee may also elect to defer the receipt of all, or any whole percentage or dollar amount, of any or all of his/her incentive, bonus or commission compensation for the Plan Year, including a percentage above a threshold amount (e.g., 25% of bonus in excess of $10,000).

                           (iii)    An Eligible Employee's election to defer
Employee Compensation under an available Tier is unrelated to, and shall not be affected by, any election to defer Employee Compensation under another available Tier. To the extent that an Eligible Employee elected to defer amounts under Tiers 1, 2 or 3 under the Plan in effect prior to May 1,1998, such elections shall continue in effect. Tier 1 and Tier 2 amounts shall be credited as Tier A amounts. Tier 3 amounts shall be credited as Tier

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B amounts. For administrative convenience only, the Committee may provide reports to Eligible Employees reflecting balances under such old Tier names for past contributions.

                  (b) DIRECTORS. For each Plan Year, a Director may elect to defer up to one hundred percent (100%) of his or her Director Compensation under TIER C to an Elective Contribution Account. Deferral elections must be made in whole percentages.

         3.2 ELECTION PROCEDURES. An Eligible Person who elects to defer Compensation in accordance with Section 3.1 must do so in accordance with such procedures as shall be established by the Committee including, where permitted by applicable law, election by telephonic or other non-written means. Each such election must specify the form and timing of distribution of such amounts in the future, and such other matters specified by the Committee.

         3.3 TIMING OF ELECTIONS. In order to be effective, an election to defer Compensation must be made before the Eligible Person has earned the right to receive the Compensation to be deferred, as indicated below.

                  (a) TIER A ELECTIONS. Tier A elections must be made before the start of the Plan Year in which the Eligible Employee earns the base salary that he/she wishes to defer. At the discretion of the Committee, Tier A elections may be made by newly-hired Eligible Employees for the Plan Year in which they commence employment, provided (i) such elections are made within thirty (30) days of their date of hire, and (ii) no Employee Compensation earned for services performed prior to the making of such election shall be eligible for contribution to the Plan.

                  (b) TIER B ELECTIONS. Tier B elections must be made before the start of the Plan Year in which the incentive, bonus and commission payment(s) are earned by the Eligible Employee. At the discretion of the Committee, Tier B elections for a Plan Year may be made during the Plan Year to which the bonus and/or commissions relate (rather than before the beginning of the Plan Year), provided that any elections made after the beginning of the Plan Year shall apply only to bonuses and commissions: (1) which have not yet been earned by the Eligible Employee and, (2) for which it is not possible to determine whether any payment will be made or the amount of payment, and (3) for which the Eligible Employee has not yet had the opportunity to make a deferral election.

                  (c) TIER C ELECTIONS. A Director must make his or her election before the start of the Plan Year in which the Director earns the Director Compensation that he/she wishes to defer. At the discretion of the Committee, Tier C elections may be made by newly-elected Directors for the Plan Year in which they commence service, provided that (i) such elections are made within thirty (30) days of their date of election, and (ii) no Director Compensation earned prior to the making of such election shall be eligible for contribution to the Plan. Notwithstanding the foregoing, for the 2003 Plan Year, Directors may make their election to defer a specified percentage or amount of their unearned 2003 Director Compensation up to thirty (30) days after the Plan is initially approved to permit the participation of Directors, provided no Director

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Compensation earned prior to a Director's effective Plan election date shall be eligible for contribution to the Plan.

                  (d) EVERGREEN PROVISION. Unless otherwise required by applicable law, an Eligible Person's elections under this Section 3.3 shall remain in effect from year-to-year unless (i) the Eligible Person elects to change his or her election during the annual enrollment period, or (ii) the Eligible Person elects during the annual enrollment period to terminate his or her participation in the Plan during a future annual enrollment period.

                  (e) COMMITTEE. The Committee may specify such deadlines and advance notice requirements as it deems necessary to administer the Plan in accordance with this Section 3.3.

         3.4 IRREVOCABLE ELECTIONS. Except as otherwise provided herein, an Eligible Person's election under Section 3.1 is irrevocable and cannot be amended. Notwithstanding the foregoing, a Participant may request to revoke an election under Section 3.1 in the event of a Hardship in accordance with Section 6.1.

                                    ARTICLE 4

                      DISCRETIONARY EMPLOYER CONTRIBUTIONS

         4.1 PARTICIPATION. An Employer may designate, in its sole discretion, certain Eligible Employees to be eligible for a discretionary employer contribution if certain target goals are met in such amount as shall be determined and payable by the Employer in accordance with the terms of this Plan. The identity of the Eligible Employees, the amount of the discretionary employer contribution and the target goals that must be reached in order to earn such discretionary employer contribution (subject to any further vesting period, as set forth in Section 4.2) shall be established by the Employer in its sole discretion and communicated to each such Eligible Employee prior to the time period during which the Eligible Employee will perform the services towards the attainment of the target goals. In the event that an Eligible Employee commences employment during a Plan Year for which a discretionary employer contribution has already been announced and for which target goals have already been set, the Employer may in its sole discretion permit such Eligible Employee to be eligible for a pro rata portion of such contribution otherwise payable for that Plan Year.

         4.2 VESTING. Provided that an Eligible Employee's target goals have been met, as determined by the Committee in its sole discretion, each discretionary employer contribution, and any earnings thereon (as described in Section 5.5(b)), shall be subject to a further vesting schedule as determined by the Committee, in its sole discretion. In the event that the Eligible Employee voluntarily terminates employment with Sybase and all other Employers, or is terminated from Sybase and all other Employers for cause (as defined in Sybase's then-current Human Resources Policies and Procedures regarding Termination of Employment), he or she shall forfeit his or her right to receive any unvested portion of such contributions, and any earnings thereon. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 2.4) or an

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Eligible Employee's involuntary termination of employment other than for cause
(as defined in Sybase's then-current Human Resources Policies and Procedures regarding Termination of Employment), the Eligible Employee shall become immediately vested as to one hundred percent (100%) of his/her discretionary employer contributions for which the target goals have been met as of that date, and any earnings thereon.

         4.3 CHANGE OF CONTROL. If an Eligible Employee's target goal for a discretionary employer contribution is based solely or in part upon his or her remaining employed until a future date, then upon a Change of Control occurring prior to that future date, the Eligible Employee shall be deemed to have met his or her target goal.

                                    ARTICLE 5

                          PARTICIPANT ACCOUNT BALANCES

         5.1 ESTABLISHMENT OF ACCOUNTS. The Committee shall establish and maintain an Elective Contribution Account on behalf of each Eligible Person who elects under Article 3 to defer the receipt of a portion of his or her Compensation, and an Employer Contribution Account for each Eligible Employee who is entitled to a discretionary employer contribution under Article 4. Contributions and earnings shall be credited to such accounts in accordance with the provisions of this article.

         5.2 BOOKKEEPING ACCOUNTS. Elective Contribution Accounts and Employer Contribution Accounts shall be established primarily for bookkeeping purposes and shall not restrict the operation of the Plan or require separate earmarked assets for any account. The establishment of an Elective Contribution Account or Employer Contribution Account shall not give any Participant the right to receive any particular asset of Sybase or an Employer.

         5.3 CREDITING ELECTIVE CONTRIBUTIONS. The Committee shall credit to each Elective Contribution Account the amount of any Compensation elected to be deferred by the Participant in accordance with Section 3.1 as of the last day of the quarter in which such Compensation would otherwise have been paid absent such an election.

         5.4 CREDITING DISCRETIONARY EMPLOYER CONTRIBUTIONS The Committee shall credit to an Eligible Employee's Employer Contribution Account the amount of any discretionary employer contribution as of the last day of the quarter in which the target goals for such contribution have been met by the Eligible Employee, as determined by the Committee in its sole discretion.

         5.5      CREDITING INVESTMENT RESULTS.

                  (a) Each Participant generally may direct the manner in which his or her Elective Contribution Account shall be deemed invested in and among the Investment Funds; provided, however, that each investment election made by a Participant shall, notwithstanding anything to the contrary in the Plan, be strictly subject to the consent of the Committee which, in its sole discretion, may elect to honor or disregard the Participant's request and/or have the Elective Contribution Account

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deemed invested in another manner. Such deemed investment election shall be made in accordance with such procedures as the Committee shall establish. The investment authority shall remain at all times with the Committee. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his or her Plan accounts and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. Each Plan account shall be credited on each Valuation Date with the Participant's allocable share of investment gains or losses of each Investment Fund in which the account is hypothetically invested. For Eligible Employees, the Committee shall adopt a protocol for allocating the deemed investment gains and losses similar to that used in the Sybase, Inc. 401(k)
Plan.

                  (b) As an Eligible Employee's discretionary employer contributions vest, the Eligible Employee generally may direct the manner in which his or her vested discretionary employer contributions shall be deemed invested in and among the Investment Funds; provided, however, that each investment election made by an Eligible Employee shall, notwithstanding anything to the contrary in the Plan, be strictly subject to the consent of the Committee which, in its sole discretion, may elect to honor the Eligible Employee's request or may elect to disregard the his/her hypothetical investment request and have the discretionary employer contributions deemed invested in another manner. Such deemed investment election shall be made in accordance with such procedures as the Committee shall establish. The investment authority shall remain at all times with the Committee. The selection of Investment Funds by an Eligible Employee shall be for the sole purpose of determining the rate of return to be credited to his or her Employer Contribution Account and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. Each Eligible Employee's Employer Contribution Account shall thereafter be credited on each Valuation Date with his or her allocable share of investment gains or losses of each Investment Fund in which the account is hypothetically invested. The Committee shall adopt a protocol for allocating investment gains and losses. Such protocol shall initially be similar to that used in the Eligible Employee's Sybase, Inc. 401(k) Plan.

                  (c) The credited investment return may reflect the actual performance of the Investment Funds or may be calculated based on their respective rates of return, as determined by the Committee in its sole discretion.

                                    ARTICLE 6

                            DISTRIBUTION OF ACCOUNTS

         6.1 DISTRIBUTION IN THE EVENT OF HARDSHIP. Notwithstanding Section 3.4, the Committee may distribute all or a portion of: (a) the Participant's Elective Contribution Account, and (b) the vested portion of an Eligible Employee's Employer Contribution Account, in a lump sum in the event of the Participant's Hardship. The amount of any Hardship distribution shall not exceed the amount required to meet the Hardship, including any taxes or penalties due on the distribution. A Participant or Beneficiary who desires a Hardship distribution must submit a request for a Hardship to the

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Committee on such form and in such manner as the Committee prescribes and must certify as to the existence of a financial need. The Committee shall have sole discretion to determine whether a Hardship exists and whether to approve the request for a distribution and may in its sole discretion determine whether Disability and death constitute a Hardship.

         6.2 DISTRIBUTION UPON RETIREMENT. In the event of an Eligible Person's Retirement, the Participant's Elective Contribution Account (and the vested portion of his/her Employer Contribution Account, if applicable) shall be distributed as soon as administratively practicable in the manner elected by the Eligible Person in accordance with his or her most recent distribution election filed pursuant to the Plan.

                  (a) NORMAL FORM. The amount to be distributed upon a Participant's Retirement shall be paid in a lump sum unless the Participant has previously elected to receive the distribution in substantially equal annual installment payments calculated in such method as the Committee prescribes over a period not to exceed fifteen (15) years.

                  (b) SMALL ACCOUNT BALANCE. Notwithstanding anything to the contrary, in the event that the amount to be distributed to a Participant or his or her Beneficiary is $10,000 or less, the Committee in its sole discretion may distribute it in the form of a lump sum. In addition, a Participant may elect to receive his or her Retirement distribution part in a lump sum and part in installments.

                  (c) INSTALLMENT PAYMENTS. An election to receive installment payments must be made no later than 13 months prior to the month in which the Participant's Retirement occurs and cannot subsequently be revoked or amended by the Participant, except in the event of a Hardship.

         6.3 DISTRIBUTION UPON TERMINATION OF EMPLOYMENT. Except as set forth in Section 6.1, an Eligible Employee's Elective Contribution Account and the vested portion of the Eligible Employee's Employer Contribution Account shall be paid in a lump sum as soon as administratively practicable, and any election previously made by the Eligible Employee to receive installment payments upon Retirement shall be considered null and void; provided, however, that a previous election to receive installment payments made by the Eligible Employee shall be honored in the event the Eligible Employee is involuntary terminated for reasons other than for cause (as defined in Sybase's then-current Human Resources Policies and Procedures regarding Termination of Employment).

         6.4 DISTRIBUTION UPON DEATH. In the event of the death of a Participant prior to the distribution of his or her account balances under the Plan, the Participant Beneficiary shall receive the Participant's Elective Contribution Account and, if applicable, the vested portion of his/her Employer Contribution Account balances in a lump sum as soon as administratively practicable. Any previous election made by the Participant to receive installment payments shall be considered null and void.

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         If a Participant dies after installment payments have begun, the
Participant's Beneficiary shall continue to receive the Participant's remaining account balances in accordance with the installment payment scheduled elected by the Participant. Notwithstanding the foregoing, the Committee may accelerate payment of such account balances to pay the Beneficiary in the event of a Hardship.

         6.5      IN-SERVICE DISTRIBUTIONS.

                  (a) SPECIFIED IN-SERVICE DISTRIBUTION. Notwithstanding any other provision of this Plan to the contrary, a Participant may elect at the time he or she commences participation in the Plan to receive on a specified future date or dates an in-service distribution of a specified percentage (up to 100%) or a specified amount of the Compensation he or she is electing to defer pursuant to Section 3.1. Such election must be made at the same time the Participant is electing to defer his or her Compensation under Section 3.1. The election shall be made on such form and in accordance with such procedures as the Committee shall specify. In no event may such specified future date be less than 13 months from the date the Compensation to be distributed would have been paid to the Participant but for his or her deferral election under Section 3.1. A Participant shall be limited to a maximum of two (2), outstanding in-service distribution elections in effect at any given time. In addition, such distribution elections shall be limited so that in the aggregate they provide for no more than two (2) distributions (i.e., checks written) per calendar year.

                  (b) DISTRIBUTION WITH 10% FORFEITURE. Notwithstanding any other provision of this Plan to the contrary, a Participant may elect, at any time prior to termination of his or her employment, or Retirement as a Director, as applicable, to receive a lump sum distribution with respect to all or a portion of (i) the entire amount credited to his or her Elective Contribution Account; plus (ii) the vested portion of his or her Employer Contribution Account, if applicable. The election shall be made on such form and in accordance with such procedures as the Committee shall specify. Ninety percent (90%) of the amount so elected shall be distributed to the Participant (subject to applicable withholding as provided in Section 8.5) as soon as administratively feasible after the date of the Participant's election under this Section 6.5(b), and the remaining ten percent (10%) of the amount so elected shall be permanently and irrevocably forfeited. Such Participant shall not be eligible to make any deferral elections under Section 3.1 of the Plan for a period of one (1) year after such distribution. A Participant shall be permitted a maximum of two (2) distributions (i.e., checks written) under this
Section 6.5(b) per calendar year.

         6.6 DISTRIBUTION UPON TERMINATION OF DIRECTORSHIP. Except as set forth in Section 6.1, the Director's Elective Contribution Account shall be paid in a lump sum as soon as administratively practicable, and any election previously made by the Director to receive installment payments upon Retirement shall be considered null and void.

Amended EDCP

                                    ARTICLE 7

                               PLAN ADMINISTRATION

         7.1 COMMITTEE. This Plan shall be administered by the Committee of three or more members appointed by the Board, and shall consist of members of the Board, executive officers of Sybase, or their respective designees. The Committee members may consist of the same individuals serving on the Sybase 401(k) Committee from time to time. The Committee members shall serve at the pleasure of the Board.

         7.2 AMENDMENT OR TERMINATION. The Board may amend all or any provision of this Plan, and may terminate the Plan in its entirety, at any time and for any reason. No amendment or termination of the Plan shall adversely affect any Participant's Elective Contribution Account balance or any Eligible Employee's Employer Contribution Account balance as of the effective date of such amendment or termination, without the Participant's or Beneficiary's consent.

         7.3 ADMINISTRATION OF THE PLAN. The Committee shall have the sole authority to control and manage the operation and administration of the Plan, to have all powers, authority and discretion necessary or appropriate to carry out the Plan provisions and to interpret and apply the terms of the Plan to particular cases or circumstances. All decisions, determinations and interpretations of the Committee shall be final and binding on all interested parties.

         Committee members who are Participants shall abstain from voting on any Plan matters that relate primarily to themselves or that would cause them to be in constructive receipt of amounts credited to their Elective Contribution Accounts and/or Employer Contribution Accounts. The Committee may delegate in writing any or all of its responsibilities under the Plan as it sees fit.

         7.4 CLAIMS PROCEDURE. If a request for benefits by a Participant or Beneficiary is wholly or partially denied, the Committee will provide such claimant written notice setting forth the denial and the reasons therefore. A review procedure is available upon written request by the claimant to the Committee within 90 days after the date of the Committee's written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Committee. The decision on review will be made within 90 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 90 days, and shall be in writing. If a decision on review is not made within such period, the Participant's claim shall be deemed denied.

Amended EDCP

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1      BENEFICIARY DESIGNATION.

         (a) Each Participant shall have the right, at any time, to designate any person, persons or entity as his or her Beneficiary or Beneficiaries to whom payment under the Plan shall be paid in the event of his or her death by designating a Beneficiary in accordance with such procedures as shall be established by the Committee. Such payment shall be in accordance with
Article 6.

         (b) If a Participant's Compensation is community property, any designation other than such Participant's spouse made by a Participant then married shall not be valid or effective to the extent any Beneficiary (or combination thereof) is to receive more than fifty percent (50%) of such Participant's aggregate benefits payable hereunder unless the Participant's spouse shall, in writing, approve such designation. A Participant may change any Beneficiary designation by filing such change on a form prescribed by the Committee. The filing of a new Beneficiary designation will cancel all Beneficiary designations previously filed for such Plan Year, subject to any necessary spousal consent.

         (c) If a Participant fails to designate a Beneficiary as provided above, or if his or her Beneficiary designation is revoked by operation of law or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to distribution of the Participant's benefits, then the Participant's Beneficiary shall be deemed to be his or her estate.

         8.2 NO FUNDING. The obligations of Sybase or an Employer to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Participants and Beneficiaries shall have no rights against Sybase or any Employer with respect to the payment of any portion of the Participant's Elective Contribution Account or Employer Contribution Account, except as general unsecured creditors of Sybase and all Employers.

         8.3 UNSECURED INTEREST. Sybase may establish one or more grantor trusts, with such trustee(s) as the Committee may approve, for the purpose of providing for the payment of deferred amounts. Any such trust created by Sybase will conform to the terms of the model trust approved by the Internal Revenue Service pursuant to Revenue Procedure 92-64, or any amendment thereof or successor procedure thereto. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Sybase's general creditors. To the extent any deferred amounts under the Plan are actually paid from any such trust, Sybase shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts shall remain the obligation of, and shall be paid by, Sybase.

         8.4 NONALIENATION. No assignment, pledge or other anticipation of benefits from the Plan will be permitted or recognized by any Employer or the Committee.

Amended EDCP

Moreover, benefits from the Plan shall not be subject to attachment, garnishment or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a state domestic relations or community property law, unless the judgment, decree or order is determined by the Committee to be a qualified domestic relations order within the meaning of
Section 414(p) of the Code.

         8.5 RIGHT TO WITHHOLD. To the extent required by law in effect at the time a distribution is made from the Plan, Sybase or its agents shall have the right to withhold or deduct from any Plan account distributions or payments of any taxes required to be withheld by federal, state or local governments.

         8.6 LIMITATION OF RIGHTS. Nothing in this Plan shall be construed to give a Participant the right to continue in the employ or service of Sybase or any Employer at any particular position, or to interfere with the right of Sybase or any Employer to discharge, lay off or discipline an Employee at any time, or give Sybase or any Employer the right to require any Participant to remain in its employ or service or to interfere with the Participant's right to terminate his or her employment or directorship.

         The ability of a Participant to defer Compensation for a given Plan Year under this Plan shall not in any way ensure eligibility to participate in the Plan in any subsequent Plan Year.

         8.7 NON-U.S. PARTICIPANTS. With respect to any Subsidiary which employs Participants who reside outside the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

         8.8 GOVERNING LAW. The provisions of this Plan shall be construed, enforced and administered in accordance with the laws of the State of Delaware.

         8.9 NO DIRECTOR EMPLOYMENT RELATIONSHIP. Neither this Plan, nor any Director's participation in the Plan shall be construed or interpreted in any way to create or imply an employment relationship between Sybase and any such Director.

Amended EDCP

                                    ARTICLE 9

                                    EXECUTION

         IN WITNESS WHEREOF, by its duly authorized officer, Sybase, Inc. has executed this Plan on the date indicated below.

                                        SYBASE, INC.

                                        By:_______________________________

                                        Title:____________________________

                                        Date:_____________________________

Amended EDCP

                                TABLE OF CONTENTS

Article 1      INTRODUCTION.....................................................    1

     1.1   Establishment of Plan................................................    1

     1.2   Purpose of Plan......................................................    1

Article 2      DEFINITIONS......................................................    1

     2.1   Definitions..........................................................    1

     2.2   Beneficiary..........................................................    1

     2.3   Board................................................................    1

     2.4   Change of Control....................................................    1

     2.5   Code.................................................................    2

     2.6   Committee............................................................    2

     2.7   Compensation.........................................................    2

     2.8   Director.............................................................    2

     2.9   Director Compensation................................................    2

     2.10  Director Retirement..................................................    2

     2.11  Disability...........................................................    2

     2.12  Elective Contribution Account........................................    3

     2.13  Eligible Employee....................................................    3

     2.14  Eligible Person......................................................    3

     2.15  Employee Compensation................................................    3

     2.16  Employee Retirement..................................................    3

     2.17  Employer.............................................................    3

     2.18  Employer Contribution Account........................................    3

     2.19  ERISA................................................................    4

     2.20  Hardship.............................................................    4

     2.21  Insolvent............................................................    4

     2.22  Investment Funds or Funds............................................    4

     2.23  Participant..........................................................    4

     2.24  Plan.................................................................    4

     2.25  Plan Year............................................................    4

     2.26  Retirement...........................................................    4

     2.27  Subsidiary...........................................................    4

     2.28  Sybase...............................................................    4

Sybase EDCP

                                     Page i

                                TABLE OF CONTENTS
                                   (CONTINUED)

     2.29  Tier A...............................................................    4

     2.30  Tier B...............................................................    4

     2.31  Tier C...............................................................    5

     2.32  Valuation Date.......................................................    5

Article 3      ELECTIVE CONTRIBUTIONS...........................................    5

     3.1   Participation........................................................    5

     3.2   Election Procedures..................................................    6

     3.3   Timing of Elections..................................................    6

     3.4   Irrevocable Elections................................................    7

Article 4      DISCRETIONARY EMPLOYER CONTRIBUTIONS.............................    7

     4.1   Participation........................................................    7

     4.2   Vesting..............................................................    8

     4.3   Change of Control....................................................    8

Article 5      PARTICIPANT ACCOUNT BALANCES.....................................    8

     5.1   Establishment of Accounts............................................    8

     5.2   Bookkeeping Accounts.................................................    8

     5.3   Crediting Elective Contributions.....................................    8

     5.4   Crediting Discretionary Employer Contributions.......................    8

     5.5   Crediting Investment Results.........................................    8

Article 6      DISTRIBUTION OF ACCOUNTS.........................................    9

     6.1   Distribution in the Event of Hardship................................    9

     6.2   Distribution upon Retirement.........................................    10

     6.3   Distribution upon Termination of Employment..........................    10

     6.4   Distribution upon Death..............................................    10

     6.5   In-Service Distributions.............................................    11

     6.6   Distribution upon Termination of Directorship........................    11

Article 7      PLAN ADMINISTRATION..............................................    12

     7.1   Committee............................................................    12

     7.2   Amendment or Termination.............................................    12

Sybase EDCP

                                     Page ii

                                TABLE OF CONTENTS
                                   (CONTINUED)

     7.3   Administration of the Plan...........................................    12

     7.4   Claims Procedure.....................................................    12

Article 8      MISCELLANEOUS....................................................    12

     8.1   Beneficiary Designation..............................................    12

     8.2   No Funding...........................................................    13

     8.3   Unsecured Interest...................................................    13

     8.4   Nonalienation........................................................    13

     8.5   Right to Withhold....................................................    14

     8.6   Limitation of Rights.................................................    14

     8.7   Non-U.S. Participants................................................    14

     8.8   Governing Law........................................................    14

     8.9   No Director Employment Relationship..................................    14

ARTICLE  9 EXECUTION............................................................    15

Sybase EDCP

                                    Page iii